Michael Kelly

7425 S. Peoria Circle, Suite 206

Englewood, Colorado 80112

February 2, 2018

Spindle, Inc.

Board of Directors

1201 S. Alma School Rd., Suite 12500

Mesa, AZ 85210

Re: Response to Form 8-K

Dear Board,

I am hereby taking the opportunity to state that I am extremely disappointed and disagree with Spindle's disclosure on Form 8-K (the "8-K") of my resignation from the Spindle's Board of Directors. Below are the reasons behind my disappointment:

•

The 8-K failed to comply with the disclosure requirements. Specifically, Spindle failed to provide a "description of the circumstances representing the disagreement that the registrant believes caused, in whole or in part, the director's resignation..." as required by Item 5.02(a)(iii) of Form 8-K. Rather, Spindle merely stated I resigned in one sentence without any attempted description;

•

The 8-K was bundled with unrelated disclosure of a November 27, 2017 convertible promissory note (the "Note"), which should have been disclosed in accordance with Item 2.03 of Form 8-K no later than early December 2017; and

•

The 8-K's Item 2.03 disclosure of the Note improperly referenced my failure to provide Spindle with a signed copy of the Note. Additionally, the 8-K improperly stated that Spindle "attempted to obtain [my] signature but was unsuccessful." Not only did I contemporaneously email a signed copy of the Note to Spindle, and Spindle never asked me for a signed copy, but I remain willing to provide such a copy if you still can't find it. Notwithstanding (i) my timely provision of my signature, (ii) Spindle's entire lack of request therefor, and (iii) my continued willingness to so provide, in the event Spindle is attempting to excuse its untimely disclosure of the Note on account of allegedly not possessing my signature, since Spindle received my money on November 27, 2017, I find such attempt lacking.

Unfortunately, Spindle's handing of my resignation and disclosure on the 8-K reinforces the reasons why I resigned.

Sincerely,

/s/ Michael Kelly

Michael Kelly